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                                                                    EXHIBIT 21.1

                          INFOUSA INC. AND SUBSIDIARIES
                     SUBSIDIARIES AND STATE OF INCORPORATION


         infoUSA Marketing, Inc.                                Delaware
         CD ROM Technologies, Inc.                              Delaware
         infoUSA Inc.                                           Delaware
         Walter Karl, Inc.                                      New York
         Donnelley Marketing, Inc.                              Delaware
         American Church Lists, Inc.                            Texas
         TGMVC Corporation                                      Delaware
         Strategic Information Management, Inc.                 Delaware
         City Directories, Inc.                                 Delaware
         idEXEC, Inc.                                           Delaware
         BJ Hunter Information, Inc.                            Canada
         List Bazaar.com, Inc.                                  Delaware
         ClickAction, Inc.                                      Delaware
         Hill-Donnelly Corporation                              Delaware
         TK Database Concepts, Inc.                             Canada
         Yesmail, Inc.                                          Delaware
         Markado, Inc.                                          Delaware
         IdEXEC UK Limited                                      United Kingdom